UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 25, 2006

LABOR READY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

On July 25, 2006, Labor Ready, Inc. (the “Company”) announced in a press release (the “Press Release”) that its Board of Directors has authorized the Company’s repurchase of Labor Ready common stock in either open market or private transactions at a total cost of up to $50,000,000.  The Company may enter into a stock repurchase plan pursuant to Rule 10b5-1 under the Securities and Exchange Act of 1934 in order to effect some or all of the purchases.  As previously announced, the Company recently repurchased approximately 2.2 million shares of Labor Ready common stock under two previously authorized share repurchase programs.  The Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)                                  Exhibits

99.1.                        Press Release of Labor Ready, Inc. dated July 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR READY, INC.
(Registrant)

Date: July 25, 2006	By:	/s/ Steven C. Cooper
Steven C. Cooper
President and Chief Executive Officer